Exhibit 10.17

Employment Contract

concluded today between:

NESS Czech s.r.o.

With its registered office in Prague 4, V Parku 2335/20, Postal Code 148 00
Registered in the Commercial Register kept by the Municipal Court in Prague, Section C, Inset 17113 Id. No.: 45786259
Represented by Petr Kania, Head of HR, and Martin Váša, HR Manager
(hereinafter the “Employer”)

and

Milan Sameš

Date of birth: [redacted]
Identity card No.: [redacted]
Permanent residence: [redacted], the Czech Republic
Account number: [redacted]
(hereinafter the Employee)

conclude this employment contract in the meaning of Section 33 et seq. of Act No. 262/2006 Coll., the Labour Code, as amended.

1.	TYPE OF WORK PERFORMED

1.1.	The Employer employs Employee in the position of President Ness CEE.

1.2.
The Employee’s rights and obligations result from the respective legal regulations, binding instructions of the Employer, instructions of the direct superior and from the individual provisions of this employment contract.

1.3.	The Employee agrees to perform the following type of work for the Employer: managing all the activities of an IT corporation within the region of Central and Eastern Europe.

2.	DATE OF COMMENCEMENT OF EMPLOYMENT

2.1.	The date of commencement of the employment is set on June 1, 2010.

2.2.	On the above date, the employment relationship between the Employee and the Employer shall be established.

3.	PLACE OF EMPLOYMENT

3.1.	The place of employment shall be the Employer’s place of business at the address Prague.

3.2.
The Employer and the Employee expressly agreed that the Employer may send the Employee to a business trip and the Employee shall be obliged to comply. The Employee hereby grants his/her consent to being sent to business trips.

4.	TERM OF EMPLOYMENT AND PROBATIONARY PERIOD

4.1.	The employment is agreed for indefinite period of time.

4.2.	The employment is agreed without any probationary period.

5.	HOURS OF WORK AND OVERTIME

5.1.
The hours of work of the Employee are stipulated pursuant to Section 79 of the Labour Code in the extent of 40 (forty) hours a week. The hours of work shall not include one hour of meal break and rest periods that the Employee may, at his/her own discretion, split up to two fifteen-minute breaks during the work hours.

5.2.
Pursuant to Section 93 of the Labour Code, overtime work is a work carried out by the Employee upon the directions or with the consent of the Employer in excess of the stipulated weekly hours of work (40 hours). For overtime work carried out according to the Employer’s instructions, the Employee shall be entitled to a compensatory time off that the Employee shall be obliged to use within three months after the completion of overtime work on the dates agreed with the direct superior.

5.3.
If through his/ her work the Employee compensates a leave of absence provided to the Employee by the Employer upon the Employee’s request (including compensation of the work hours that the Employee has not worked due to adverse weather effects on his/her way to work) not involving obstacles to work in the meaning of Section 191 of the Labour Code, such work shall not constitute overtime work. Such temporary modification of the work hours is agreed between the Employee and the Employer as flexible uneven distribution of hours of work in the meaning of Section 85 of the Labour Code and single working day shift may not exceed 12 hours. Also no work performed on the removal of defective results of work (results of work that fail to meet the criteria determined by the Employer) caused solely by the Employee shall constitute overtime work.

5.4.
Upon the Employer’s direction, the Employee shall be obliged to keep accurate written records of utilization of the hours of work on the assigned tasks and submit such records to the Employer within the agreed time limits.

6.	LEAVE

6.1.
Under the conditions laid down in Section 211 et seq. of the Labour Code, the Employee shall be entitled to annual leave or proportional part thereof, having five additional days of privilege leave. Should the Employee be not entitled to statutory leave, he/she shall be entitled to leave for the number of days on which work was done. The leave shall be taken in reasonable balance between employee’s private interests and employer’s business interests.

7.	WAGE CONDITIONS AND PAY DAYS

7.1.
For the work performed for the Employer, the Employee shall be entitled to wage in the amount stipulated by the wage assessment given and signed by both parties upon the execution of this employment contract. The wage assessment is information on the content of the employment relationship in the meaning of Section 37 of the Labour Code. Other rights and duties resulting from the employment relationship in the meaning of Section 37 of the Labour Code are included herein. The wage assessment may be changed during the term hereof.

7.2.	The wage shall be paid monthly in arrear always on the 15th calendar day of the following calendar month by a transfer to the Employee’s account specified in the heading of this employment contract.

7.3.	The information on the agreed or paid wages is confidential and the Employee agrees to maintain confidentiality on the facts in question.

7.4.	The Employer may, at its own discretion and based on the Employee’s working results, provide the Employee with optional and unclaimable bonus beyond the agreed monthly wage.

8.	EMPLOYER’S OBLIGATIONS

8.1.
The Employer agrees to assign work to the Employee in accordance with this employment contract, pay him/her wage for the work performed, create conditions for successful fulfilment of the work assignments and adhere to other conditions stipulated by the legal regulations, employment contract and the Employer’s Work Rules.

8.2.
Upon the commencement of the employment, the Employer shall be obliged to acquaint the Employee with the Employer’s Work Rules, legal regulations relating to the work performed by the Employee and other regulations providing for the occupational health and safety that the Employee must adhere to during his/her work.

8.3.
The Employer agrees to protect the Employee’s personal data obtained in connection with establishment and during the term of the Employee’s employment relationship. The Employer shall process the personal data disclosed by the Employee in accordance with the respective laws and in connection with the fulfilment of the working assignments resulting from the Employee’s employment relationship in relation to ensuring the Employer’s objects of business.

9.	EMPLOYEE’S OBLIGATIONS

9.1.
The Employee agrees to fulfil the assigned tasks personally, during his/her work hours, conscientiously and duly, with professional care, quality and in a timely manner, to work to the best of his/her capacity, knowledge and ability in line with the requirements and principles resulting from the nature of the performed work or from the Employee’s position.

9.2.
In performing the work hereunder and in connection therewith, the Employee shall be obliged to adhere to the employment contract, generally binding legal regulations and instructions of his/her direct superior and of the Employer’s managerial employees superior to the Employee’s direct superior and to the instructions of the temporary superior within the dynamic working teams whose name shall be communicated to the Employee by his/her superior. Further, the Employee shall be obliged to adhere to the possible Employer’s internal regulations, Work Rules and code of ethics the Employee has been acquainted with.

9.3.
The Employee agrees to adhere to the agreed hours of work and seek to achieve the company’s commercial success in the performance of his/her working duties. The Employee agrees to protect the Employer’s property and prevent damage to the Employer’s property.

9.4.
The Employee agrees to make use of his/her work hours and capital equipment of the Employer (in particular hardware, software, reprographic equipment, etc.) solely for the performance of the assigned work.

9.5.
The Employee agrees to properly manage the resources entrusted to him/her by the Employer and guard and protect the Employer’s property against damage, loss, destruction and misuse and not to act contrary to the Employer’s legitimate interests.

9.6.
The Employee agrees to observe the provisions of the laws and regulations providing for occupational health and safety and fire regulations the Employee has been acquainted with and all agreements binding on the Employee hereunder. The Employee shall be obliged to observe also similar regulations of the business partners if the Employee performs the work hereunder in the premises of the Employer’s business partner in accordance with the business contract between the Employer and the business partner provided that the Employee has been duly acquainted with such documents.

9.7.
The Employee agrees not to engage in any gainful activity in the same field as that of the Employer (based on trade licences) without the Employer’s written consent. Any breach of such obligation shall be regarded as particularly gross breach of obligations resulting from the legal regulations relating to the work performed by the Employee.

9.8.	The Employee agrees to upgrade his/her qualification skills through education according to the Employer’s instructions.

9.9.	The Employee agrees to notify the Employer of any change in his/her personal data and grants his/her consent to the processing of his/her personal data.

10.	COPYRIGHT

10.1.
Should the Employee within the performance hereof create an author’s work being subject to protection pursuant to Act No. 121/2000 Coll., on copyright, on rights related to copyright and on the amendment of certain acts (the Copyright Act), as amended, the Employer shall be entitled to exercise, in its own name and on its own account, the author’s property rights to such work (hereinafter the “employee’s work”). The wage agreed by this employment contract constitutes an adequate remuneration for such employee’s work.

10.2.
By this employment contract, the Employee has agreed that the Employer shall have the right to publish the employee’s work, modify the employee’s work, process the employee’s work including translation, attach the employee’s work to another work, incorporate the employee’s work in a collected work, as well as publish the employee’s work under its trade name. The Employee agrees that the Employer may assign the right of exercising the author’s property right to the employee’s work to a third person.

10.3.
The Employee also grants consent to the Employer to finish his/her unfinished employee’s work in the event that the Employee’s employment relationship hereunder expires before the work has been finished by the Employee as well as in the event that there are grounds for concerns that the Employee may not finish the work properly or in due time in line with the Employer’s needs or in the event that the Employer has transferred the Employee to another work.

11.	CONFIDENTIALITY DUTY

11.1.
The Employee acknowledges that the Employer’s business requires protection of the Employer’s know-how and agrees to act in such a manner to prevent damage that could be incurred by the Employer in connection with the disclosure of its know-how, trade secret or confidential information including the personal data processed by the Employer or by its customers or partners.

11.2.	In connection with protection of the Employer’s trade secret, the parties agree to conclude a separate agreement for the protection of trade secrets.

11.3.
Should the Employee breach any of the obligations agreed in this Article Chyba! Nenalezen zdroj odkazů., the Employer shall regard such breach as particularly gross breach of obligations resulting from the legal regulations relating to the work performed by the Employee.

12.	TERMINATION OF EMPLOYMENT RELATIONSHIP, NOTICE PERIOD AND SEVERANCE PAY INFORMATION

12.1.	In accordance with Section 48 et seq. of the Labour Code, the employment relationship may be terminated:

12.1.1.	by written agreement as of the agreed date,

12.1.2.
by notice of termination given by any party with notice period of three (3) months commencing on the first day of the calendar month following after the delivery of the notice and ending by the elapse of the last day of the respective calendar month; having elapsed the first year of employment as of June 1, 2011, the notice period is extended to six (6) months.

12.1.3.	by instant termination by reasons pursuant to Section 55 and Section 56 of the Labour Code,

12.1.4.	by termination within the probationary period by any reason or without giving a reason.

12.2.	A fixed-term employment relationship terminates on the expiry of the agreed term.

12.3.
In the event of termination of the employment relationship upon notice given by the Employer by reasons laid down in Section 52(a) to (c) or upon agreement by the same reasons, the Employee shall be entitled to a severance pay in the amount of triple the average earnings thereof.

12.4.
In the event of termination of the employment relationship upon notice given by the Employer by reasons laid down in Section 52(d) or upon agreement by the same reasons, the Employee shall be entitled upon expiry of the employment relationship to a severance pay in the amount of twelvefold the average earnings thereof.

12.5.
The Employer may, at its discretion, in particular with regard to the length of the employment relationship and the Employee’s results of work for the company of the Employee, provide the Employee with even higher severance pay.

13.	INDEMNITY

13.1.
The Employee shall be liable to the Employer for damage incurred by the Employer as a result of the Employee’s culpable breach of obligations in the performance of the work assignments or in direct relation thereto. Liability pursuant to the special provisions of Section 250 et seq. of the Labour Code shall not be prejudiced.

13.2.	The extent and manner of damages shall be determined in accordance with the provisions of Section 257 et seq. of the Labour Code providing for damages.

13.3.
An employee who caused the damage intentionally, under the influence of alcohol or after the abuse of other addictive drugs shall be obliged to make good the damage in full and may not be relieved from such liability. In the event of intentionally caused damage, the employee shall be obliged to compensate, in addition to damages, also the Employer’s loss of profits resulting from the damage incurred.

14.	PERSONAL DATA PROTECTION

14.1.
The Employee agrees that the Employer shall process his/her personal data in the meaning of Act No. 101/2000 Coll., on personal data protection and on amendments to some acts, as amended, also by other reasons than those imposed on the Employer by special acts or if such personal data are required for exercising the Employer’s rights and obligations resulting from a special act. Such reasons may include providing for the Employer’s business activities, in particular maintaining the database of expertise of the Employer’s employees (the so-called career CV) containing, in addition to name and surname, also a detailed description of the Employee’s career and education.

14.2.	The Employee agrees that his/her career CV shall also be included in the business offers or other business documents of the Employer.

14.3.
The Employer warrants to the Employee that in the use of his/her personal data under the previous two articles the Employer shall protect the Employee’s personal data from inappropriate use and that such personal data shall be handled in accordance with the Personal Data Protection Act.

14.4.
The Employee agrees that the Employer may publish his/her personal or group photographs taken during the Employer’s company events in the Employer’s commercial and marketing materials both in documentary and electronic form.

14.5.
The consent is granted for the duration of the Employee’s employment relationship with the Employer. The Employee shall have the right to unilaterally withdraw the consent granted by this article at any time by a written notice given to the Employer without having to make an amendment hereto.

15.	FINAL PROVISIONS

15.1.	This employment contract becomes valid and effective on the date of execution thereof by the parties hereto.

15.2.	This employment contract may only be altered upon agreement of both parties hereto by a written numbered amendment signed by both parties hereto.

15.3.
By execution of the employment contract, the Employee acknowledges that prior to conclusion of the employment contract the Employer acquainted him/her with the rights and obligation resulting for the Employee from this employment contract as well as with the working and wage conditions on which the Employee shall perform the work hereunder.

15.4.
By execution of the employment contract, the Employee further acknowledges that he/she has been duly acquainted with the Employer’s Work Rules, with legal and other regulations providing for occupational health and safety that the Employee must observe during his/her work.

15.5.
The contractual relations, rights and obligations of the parties in the performance of this employment not regulated by this employment contract shall be governed by the respective provisions of Act No. 262/2006 Coll., the Labour Code, as amended, and by the related legal regulations of the Czech Republic.

15.6.	The Employee acknowledges that no collective bargaining agreement has been arranged within the Employer’s company.

15.7.	The following annex to this employment contract forms an integral part thereof: Annex No. 1 – Rules for the Use of the Employer’s Software and Computer Networks.

15.8.	This employment contract is drawn up in two (2) counterparts of which each party shall obtain one (1) counterpart.

Date:	1/6/2010	Datum:	1/6/2010

For the Employer		the Employee:

Signature:	/s/ Petr Kania	Signature:	/s/ Milan Sameš
Name:	Petr Kania	Name:	Milan Sameš
Head of HR, upon the power of attorney NESS Czech s.r.o.

Signature:	/s/ Martin Váša
Name:	Martin Váša
HR Manager, upon the power of attorney NESS Czech s.r.o

ANNEX – WAGE STATEMENT

NESS Czech, s.r.o.
With its registered office in Prague 4, V Parku 2335/20, Postal Code: 148 00
Registered in the Commercial Register kept by the Municipal Court in Prague, Section C, Inset 17713
Id. No.: 45786259, represented by Petr Kania, Head of HR and Martin Váša, HR Manager

WAGE ASSESSMENT

Milan Sameš
born [redacted], residing at: [redacted], the Czech Republic, as the employee

On the basis of the employment contract, Article 7,
effective from June 1, 2010 you are entitled to wage in the following amount:
(such monthly wage has already been agreed also with regard to overtime and standby duty)

1.	the amount of CZK 500.000, - has been determined as fixed basic monthly wage; and

2.	the amount of CZK 5.000.000, - per year forms the gross annual variable component (On Target Bonus; the “OTB”).

3.
The OTB is conditioned on achievement of personal and corporate targets that will be defined in Ness bonus plan that is approved in the beginning of each calendar year. Actual payment may be lower or higher than the OTB based on the actual performance.

Each January of the respective year, the amount of your wage shall be reviewed and subject to the work results it may only be amended by agreement of the parties.

This wage statement forms an integral part of the employee’s employment contract and may only be amended by agreement of the parties.

Prague, on 1/6/2010

/s/ Petr Kania	/s/ Milan Sameš
Petr Kania	Milan Sameš
Head of HR, upon the power of attorney NESS Czech s.r.o.

/s/ Martin Váša
Martin Váša
HR Manager, upon the power of attorney NESS Czech s.r.o